Exhibit 99.1

EyeGate Announces $11.25 Million Public Offering

WALTHAM, Mass., April 13, 2018 — EyeGate Pharmaceuticals, Inc. (NASDAQ: EYEG) (“EyeGate” or the “Company”), a clinical-stage, specialty pharmaceutical company with two proprietary platform technologies for treating diseases and disorders of the eye, announced today the pricing of a public offering of an aggregate of 35,156,250 shares of common stock (or common stock equivalents) and warrants to purchase an aggregate of 35,156,250 shares of common stock with expected total gross proceeds of $11.25 million. The offering is expected to close on or about April 17, 2018, subject to satisfaction of customary closing conditions.

H.C. Wainwright & Co. is acting as exclusive placement agent for the offering.

The offering was priced at $0.32 per share of common stock (or common stock equivalent) and related warrant, with each share of common stock (or common stock equivalent) sold with one five-year warrant to purchase one share of common stock, at an exercise price of $0.32 per share.

The Company intends to use the net proceeds of the offering to support its operations, including for clinical trials, for working capital and for other general corporate purposes, which will include the pursuit of the Company’s other research and development efforts and could also include the acquisition or in-license of other products, product candidates or technologies candidates or technologies.

The securities are being offered pursuant to a registration statement on Form S-1 (File No. 333-223887) previously filed with the Securities and Exchange Commission (the "SEC") and declared effective on April 12, 2018.  The securities may be offered only by means of a prospectus. The preliminary prospectus related to the offering has been filed with the SEC and a final prospectus related to the offering will be filed with the SEC.  Copies of the preliminary prospectus and the final prospectus, when available, may be obtained at the SEC's website located at http://www.sec.gov, and may also be obtained from H.C. Wainwright & Co., LLC, 430 Park Avenue, 3rd Floor, New York, NY 10022, by calling (646) 975-6996 or emailing placements@hcwco.com.

This press release shall not constitute an offer to sell or the solicitation of an offer to buy, nor may there be any sale of these securities in any state or jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state or jurisdiction.

About EyeGate:

EyeGate is a clinical-stage specialty pharmaceutical company focused on developing and commercializing products using its two proprietary platform technologies for treating diseases and disorders of the eye.

EyeGate’s CMHA-S platform is based on a cross-linked thiolated carboxymethyl hyaluronic acid (CMHA-S), a modified form of the natural polymer hyaluronic acid (HA), which is a gel that possesses unique physical and chemical properties such as hydrating and healing when applied to the ocular surface. The ability of CMHA-S to adhere longer to the ocular surface, resist degradation and protect the ocular surface makes it well-suited for treating various ocular surface injuries.

EGP-437, EyeGate’s other product in clinical trials, incorporates a reformulated topically active corticosteroid, Dexamethasone Phosphate that is delivered into the ocular tissues through EyeGate’s proprietary innovative drug delivery system, the EyeGate II Delivery System.  For more information, please visit www.EyeGatePharma.com.

Forward-looking Statements

Some of the statements in this press release are “forward-looking” and are made pursuant to the safe harbor provision of the Private Securities Litigation Reform Act of 1995. These “forward-looking” statements include statements relating to, among other things, the use of proceeds from and closing of the offering, the commercialization efforts and other regulatory or marketing approval efforts pertaining to EyeGate’s products, including EyeGate’s EGP-437 combination product and those of Jade, a wholly owned subsidiary of EyeGate, as well as the success thereof, with such approvals or success may not be obtained or achieved on a timely basis or at all. These statements involve risks and uncertainties that may cause results to differ materially from the statements set forth in this press release, including, among other things, that the offering is subject to closing conditions that may not be met, plus other risk factors described under the heading “Risk Factors” contained in our Annual Report on Form 10-K filed with the SEC on March 2, 2018 or described in EyeGate’s other public filings. EyeGate’s results may also be affected by factors of which EyeGate is not currently aware. The forward-looking statements in this press release speak only as of the date of this press release. EyeGate expressly disclaims any obligation or undertaking to release publicly any updates or revisions to such statements to reflect any change in its expectations with regard thereto or any changes in the events, conditions or circumstances on which any such statement is based.

Contact:

Lee Roth / Janhavi Mohite

The Ruth Group for EyeGate Pharmaceuticals

646-536-7012 / 7026

lroth@theruthgroup.com / jmohite@theruthgroup.com

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